[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
                        Delaware




                              May 7, 1998


Potomac Electric Power Company
Potomac Electric Power Company Trust I
c/o Potomac Electric Power Company
1900 Pennsylvania Avenue, N.W.
Washington, D.C. 20068

          Re:  Potomac Electric Power Company
               Potomac Electric Power Company Trust I;
               Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Potomac Electric Power Company Trust I ("PEPCO Trust"), a statutory business trust formed under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No.
33-51241) and an Amendment No. 1 thereto, filed by Potomac Electric Power Company, a District of Columbia and Virginia corporation (the "Company"), and PEPCO Trust with the Securities and Exchange Commission (the "Commis-sion") on April 28, 1998 and May 7, 1998, respectively, under the Securities Act of 1933, as amended (the "Act"), (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement") in connection with the public offering of preferred secu-rities (the "Trust Preferred Securities") of PEPCO Trust, and certain other securities.


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Potomac Electric Power Company
Potomac Electric Power Company Trust I
May   , 1998
Page 2



          The Trust Preferred Securities of PEPCO Trust are to be issued pursuant to the Amended and Restated
Declaration of Trust of PEPCO Trust (the "Declaration"), such Declaration being among the Company, as sponsor, The
Bank of New York (Delaware), as Delaware trustee (the
"Delaware Trustee"), The Bank of New York, as institu-tional trustee (the "Institutional Trustee"), Dennis R.
Wraase, Anthony J. Kamerick and Ellen Sheriff Rogers, as trustees (together, the "Regular Trustees").

          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          In connection with this opinion, we have exam-ined originals or copies, certified or otherwise identi-fied to our satisfaction, of (i) the certificate of trust of PEPCO Trust (the "Certificate of Trust"), filed with the Secretary of State of the State of Delaware on April
24, 1998; (ii) the form of the Declaration of PEPCO
Trust; (iii) the form of the Trust Preferred Securities of PEPCO Trust and (iv) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all

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Potomac Electric Power Company
Potomac Electric Power Company Trust I
May   , 1998
Page 3



signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo-static copies and the authenticity of the originals of such copies. In making our examination of documents exe-cuted by parties other than PEPCO Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.
In addition, we have assumed that the Declaration of PEPCO Trust and the Trust Preferred Securities of PEPCO
Trust, when executed, will be executed in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independent-ly established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, PEPCO
Trust and others.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

          Based on and subject to the foregoing and to the other qualifications and limitations set forth here-in, we are of the opinion that the Trust Preferred Secu-rities of PEPCO Trust, when the Declaration of PEPCO
Trust is duly executed and delivered by the parties


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Potomac Electric Power Company
Potomac Electric Power Company Trust I
May   , 1998
Page 4


thereto and the terms of the Trust Preferred Securities are established in accordance with the terms of the Declaration of PEPCO Trust, will be duly authorized for issuance and, when issued, executed and authenticated in accordance with the Declaration of PEPCO Trust and deliv-ered and paid for as contemplated by the Registration
Statement, will be validly issued, fully paid and nonas-sessable, representing undivided beneficial interests in the assets of PEPCO Trust; and the holders of Trust Pre-ferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General
Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Trust Pre-ferred Securities of PEPCO Trust may be obligated, pursu-ant to the Declaration of PEPCO Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or direc-tions to the Institutional Trustee of PEPCO Trust to exercise its rights and powers under the Declaration of PEPCO Trust.

          This opinion is furnished to you solely for your benefit in connection with the filing of the Regis-tration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading
"Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to

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Potomac Electric Power Company
Potomac Electric Power Company Trust I
May   , 1998
Page 5



the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is ex-pressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                    Very truly yours,


                 /s/SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                    Skadden, Arps, Slate, Meagher &
                         Flom LLP